Exhibit 23.1

November 2, 2011

The Board of Directors
China XD Plastics Company Limited
No. 9 Dalian North Road
Haping Road Centralized Industrial Park
Harbin Development Zone
Heilongjiang Province
People’s Republic of China

Dear Sirs,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-167423) and the Registration Statement on Form S-3 (File No. 333-164027), as amended, of China XD Plastics Company Limited (the “Company”) of our report dated March 31, 2011 (except for notes 2 and 16, as to which the date is November 2, 2011) relating to the consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the two years in the period ended December 31, 2010, appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2010 filed with the Securities and Exchange Commission on or about November 2, 2011.

Yours faithfully,

/s/ Moore Stephens
Certified Public Accountants
Hong Kong